As filed with the Securities and Exchange Commission on October 21, 1997
                                     Registration No. 333 36251




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                          AMENDMENT NO. 1 TO FORM S 3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ______________________

                    Sento Technical Innovations Corporation
             (Exact name of registrant as specified in its charter)

        Utah                 311 North State Street             87 0284979
   (State or other              Orem, Utah 84057             (I.R.S. employer
   jurisdiction of               (801) 226-3355               identification
  incorporation or     (Address, including zip code, and          number)
    organization)       telephone number, including area
                        code, of registrant's principal
                               executive offices)

                                Robert K. Bench
                                   President
                    Sento Technical Innovations Corporation
                             311 North State Street
                                Orem, Utah 84057
                                 (801) 226-3355
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ______________________

                                   Copies to:
                              Brian G. Lloyd, Esq.
                             Eric W. Pearson, Esq.
                      KIMBALL, PARR, WADDOUPS, BROWN & GEE
                       185 South State Street, Suite 1300
                           Salt Lake City, Utah 84111
                                 (801) 532 7840
                             ______________________

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective
                             ______________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: _X_

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ___
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ___

                        CALCULATION OF REGISTRATION FEE
                                            Proposed     Proposed
                                Amount to    Maximum     Maximum
                                    be      Offering    Aggregate    Amount of
    Title of Each Class of      Registered  Price Per    Offering  Registration
  Securities to be Registered      (1)      Share (2)   Price (2)     Fee (3)
Common Stock, $0.25 par value   1,000,000     $4.53   $4,437,500.00  $1,373.00

(1) Includes 280,000 shares which represent the Registrant's estimate of a presently indeterminate number of shares issuable upon conversion of the Registrant's 6% Series A Convertible Bond. Reflects an increase in the number of shares to be registered of 30,000 shares.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices for such stock on October 17, 1997, as reported by the National Quotation Bureau.
(3)  $1,380.00 has been paid previously.
                             ______________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                1,000,000 Shares


                                  Common Stock
                               __________________


   This Prospectus relates to 1,000,000 shares of outstanding common stock, $0.25 par value (the "Common Stock"), of Sento Technical Innovations Corporation, a Utah corporation (the "Company"). All of the shares of Common Stock offered hereby (the "Shares") are to be sold by existing shareholders of the Company (the "Selling Shareholders"). Substantially all of the Selling Shareholders acquired 720,000 of the Shares in connection with a private placement of 720,000 shares of Common Stock anD 240,000 warrants to purchase shares of Common Stock, completed by the Company on August 27, 1997. The remaining 280,000 Shares represent the Company's estimate of a presently indeterminate number of Shares issuable upon conversion, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's $1,000,000 6% Series A Convertible Bond (the "Canadian Bond") acquired from the Company by Canadian Imperial Holdings Inc. ("Canadian Imperial") on July 8, 1997. For purposes of this Prospectus, the number of Shares beneficially held by Canadian Imperial by virtue of the Canadian Bond has been computed based on an estimated conversion price of $3.64 per share of Common Stock, assuming conversion thereof on November 1, 1997. Nonetheless, the number of Shares available for resale hereunder by Canadian Imperial is subject to adjustment and could materially differ from the estimated amount depending on the future market price of the Common Stock. See "Selling Shareholders."

   The Company will not receive any of the proceeds from the sale of any shares of Common Stock hereunder. The Common Stock is quoted on the "Small Cap Market" maintained by the National Association of Securities Dealers ("NASD")

under the symbol "SNTO." On October 17, 1997, the last reported sale price of the Common Stock, as reported by the National Quotation Bureau, was $4.50 per share.
                               __________________

        The Common Stock offered hereby involves a high degree of risk.
                See "Risk Factors" on page 5 of this Prospectus.

                               __________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR  ADEQUACY OF  THIS PROSPECTUS.  ANY
            REPRESENTATION TO  THE CONTRARY IS A  CRIMINAL OFFENSE.

__________________

   All expenses of this offering will be paid by the Company except for commissions, fees and discounts of all underwriters, brokers, dealers or agents retained by the Selling Shareholders. Estimated expenses payable by the Company in connection with this offering are approximately $25,000. The aggregate proceeds to the Selling Shareholders from the resale of the Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.


             The date of this Prospectus is October 21, 1997

     The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act a registration statement on Form S-3 (the "Registration Statement") with respect to the Shares offered hereby. The Selling Shareholders and any agents, broker-dealers or underwriters that participate in the distribution of the Shares may be deemed to be
"underwriters" within the meaning of the Securities Act, and any commission received by, or any profit realized on the resale of Shares purchase by, any such agents, broker-dealers or underwriters may be deemed to be underwriting discounts or commission under the Securities Act.


                             AVAILABLE INFORMATION

   This Prospectus, filed as a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information regarding the Company and the Shares reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference.

   The Company is subject to the informational and reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning the Company may be inspected and copied without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed fees. The Commission maintains a Web site that contains reports, proxy statements and other information regarding registrants at http://www.sec.gov. In addition, the Company intends to furnish its shareholders with annual reports which include financial statements that have been audited with a remon Stock is quoted on the NASDAQ Small Cap Market. Reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the NASD, 1735 K Street, N.W., Washington, D.C. 20006.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents previously filed by the Company with the Commission (File No. 0-6425) pursuant to the Exchange Act are incorporated into this Prospectus by reference:

   (a) The Company's Annual Report on Form 10-KSB for the eleven months ended March 31, 1997, filed on June 30, 1997.

   (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, filed on August 15, 1997.

   (c) The Company's Current Report on Form 8-K filed on July 29, 1997, relating to the acquisition by the Company of certain technology and other assets from Australian Software Innovations (Services) Pty. Ltd. and the sale by the Company of certain portions of such technology and assets to BMC Software, Inc., and BMC Software (Cayman) LDC, as amended by Amendment No. 1 to Current Report on Form 8-K/A filed on September 26, 1997.

   (d) The Company's Current Report on Form 8-K filed on October 15, 1997, relating to the acquisition by the Company of all of the outstanding capital stock of PC Business Solutions, Inc.

   (e) Description of the Company's Common Stock contained in a Registration Statement on Form 10 dated July 24, 1972, as modified and amended by the Company's Current Report on Form 8-K filed on October 20, 1997.

   All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

   Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The  Company will provide,  without  charge,  to  each person  to  whom this
Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Company at 311 North State Street, Orem, Utah 84057, Attention: Chief Financial Officer. Telephone requests may be directed to the office of the Chief Financial Officer of the Company at (801) 226-6222.

                               PROPRIETARY MARKS

   The Company and its subsidiaries offer, sell and utilize many third-party products represented by registered or common law trademarks, including the following trademarks: UNIX is a trademark of Novell, Inc. VMS and Open VMS are trademarks of Digital Equipment Corporation. Windows, Windows NT and Windows 95 are trademarks of Microsoft Corporation. This Prospectus also contains trademarks of other companies.

                               __________________

   No  person   has  been  authorized  to  give any  information  or  make  any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell or solicitation of any offer to buy, nor shall there be any sale of the Shares by anyone, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the Shares under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.

                               PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this Prospectus. This Prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), that involve risks and uncertainties. Purchasers of any of the shares of common stock (the "Common Stock"), par value $0.25 per share, of the Company offered hereby (the "Shares") are cautioned that the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those factors discussed herein under "Risk Factors" and elsewhere in this Prospectus generally.


                                  The Company

   Sento Technical Innovations Corporation, a Utah corporation (the "Company"), develops, configures, markets and distributes industry-leading hardware and software computing solutions, combined with consulting, training and support services, to business, government and educational organizations world-wide through direct sales and marketing, channel distribution and industry partners.

   The Company, through its six wholly-owned subsidiaries, Spire Technologies, Inc., Spire Systems Incorporated, DewPoint Distributed Solutions Incorporated, Centerpost Innovations Pty. Ltd., CDG Technologies, Inc., and PC Business
Solutions,  Inc.,  develops   and  implements  system  management   and  office
automation solutions for open and proprietary computing environments, acts as a "service and value-added reseller" and distributor of software developed by third parties, resells Digital Equipment Corporation ("Digital") network computer systems and components on a value-added basis and manages value-added reseller ("VAR") and distribution channels in the Americas, Europe, and
Southeast  Asia.   The Company  offers a  wide range  of desktop,  workstation, client/server and centralized computing software, systems and peripheral equipment, as well as channel management and support services for both domestic and international clientele in a wide variety of industries and computing environments, including UNIX, Windows NT and Digital Open VMS.

   Unless the context requires otherwise, all references to the "Company" in this Prospectus refer to the Company and each of its subsidiaries. The Company's principal executive offices are located at 311 North State Street, Orem, Utah 84057, and its telephone number is (801) 226-3355.


                                  The Offering

 Common Stock offered by the Selling
     Shareholders  . . . . . . . . . . . . .  1,000,000 Shares (1)

 Common Stock outstanding prior to and
     after this offering . . . . . . . . . .  5,674,033 shares (1)(2)

 Use of Proceeds . . . . . . . . . . . . . .  All proceeds of the offering will be received by the Selling
                                              Shareholders.  See "Use of
                                              Proceeds."
 NASDAQ Small Cap Market trading symbol  . .  SNTO
____________________

(1) Includes 280,000 Shares which represent the Company's estimate of a presently indeterminate number of Shares issuable upon conversion of the Company's 6% Series A Convertible Bond.
(2) Excludes 1,586,935 shares of Common Stock issuable upon the exercise of outstanding stock options and warrants granted by the Company.

                              Selling Shareholders

   All of the shares of Common Stock offered hereby are to be sold by certain existing securityholders of the Company (the "Selling Shareholders"). Substantially all of the Selling Shareholders acquired 720,000 of the Shares offered hereby in connection with a private placement of 720,000 shares of Common Stock and 240,000 warrants to purchase shares of Common Stock, completed by the Company on August 27, 1997 (the "Private Placement"). Canadian Imperial Holdings Inc. ("Canadian Imperial") will acquire a presently indefinite number of the Shares offered hereby pursuant to the conversion of the Company's 6% Series A Convertible Bond (the "Canadian Bond") acquired by Canadian Imperial on July 8, 1997. For purposes of this Prospectus, the number of Shares beneficially held by Canadian Imperial by virtue of the Canadian Bond has been computed based on an estimated conversion price of $3.64 per share of Common Stock assuming conversion thereof on November 1, 1997. Nonetheless, the number of Shares available for resale hereunder by Canadian Imperial is subject to adjustment and could materially differ from the estimated amount depending on the future market price of the Common Stock. See "Selling Shareholders."

                                  RISK FACTORS

   The following risk factors constitute cautionary statements identifying important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements. In addition, actual results could differ materially from those projected in the forward-looking statements as a result of the matters appearing elsewhere or incorporated by reference in this Prospectus. The Company cautions the reader that this list of factors may not be exhaustive. An investment in the Shares being offered hereby involves a high degree of risk. Before making a decision to purchase any of the Shares described in this Prospectus, prospective investors should consider carefully the following risk factors as well as the other information contained in this Prospectus.

   RELIANCE ON SUPPLIERS. The Company is solely dependent on Digital Equipment Corporation and authorized distributors of Digital products for its supply of hardware. In addition, the Company obtains and resells software from various third-party vendors, many of whom are the Company's sole sources for such software. Over 70% of the combined revenues of the Company for the year ended March 31, 1997 were derived from products it obtains from three suppliers:
Digital, Corel Corporation and Lotus Development Corporation. If the Company were unable to obtain such hardware or software products from one of such third-party vendors, the Company would be required to seek other sources for alternative products. There can be no assurance that the Company would be able to obtain competitive alternate sources of supply for such products. The failure of such suppliers to deliver such items on a timely basis, or the necessity that the Company obtain replacement products, could adversely affect the operating results of the Company until alternative sources of supply, if any, could be arranged. Should these suppliers select a different distribution channel or fail to renew existing distribution agreements with the Company, the profitability and ability of the Company to continue in business could be significantly compromised.

   These suppliers could fail to supply hardware or software to the Company for reasons including but not limited to the following:

   * the supplier could go out of business or sell its product line;

   * the supplier could change its distribution methods and channels and cancel agreements with third parties such as the Company or otherwise fail to renew its agreement with the Company;

   * the supplier could increase its product price to the Company, thereby adversely affecting profit margins for such products and the desire of the Company to continue to represent such products; or

   * the Company could fail to meet performance quotas or other standards contained in certain of its agreements with suppliers, resulting in termination of the agreements.

   Many of the agreements between the Company and third-party suppliers are verbal in nature and have not been reduced to writing.

   CHANGING MARKET. The market for computer products and services is continually changing. The Company anticipates that the market for office automation products on server applications will decrease as those functions move to desk-top computers. Company management has identified the markets for UNIX and Windows NT operating systems as promising growth potential for the Company; however, such potential is not yet proven and may not evolve or prove sufficiently profitable. Company management anticipates that there will be significant competition for products in the Windows NT market, resulting in lower margins.

   COMPETITION. The market for computer products is competitive, evolving and subject to rapid technological change. Many of the current and potential competitors of the Company have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. The methods of competition in the computer products industry include marketing, product performance, price, service, technology and compliance with various industry standards, among others. It is possible for companies to be at various times competitors, customers and collaborators of the Company in different markets. There can be no assurance that additional products will not be developed in competition with those sold by the Company. If developed, such products may be more effective than those sold by the Company. Although the Company continues to seek new products to complement its existing product lines and, as necessary, to replace existing products with newer and better products, there can be no assurance that the Company will be able to do so.

   PRODUCT DEVELOPMENT RISK. The information technology industry is characterized by rapid changes, including frequent new product introductions, continuing advances in technology and changes in customer requirements and preferences. The introduction of new technologies could render the Company's existing products obsolete or unmarketable or require the Company to invest resources in products that may not become profitable. The development cycle for the Company's new products may be significantly longer than the Company's historical product development cycle, resulting in higher development costs or a loss in market share. There can be no assurance that (i) the Company will be able to counter competition to its current products; (ii) the Company's future product offerings will keep pace with the technological changes implemented by competitors; (iii) the Company's products will satisfy evolving preferences of customers and prospects; or (iv) the Company will be successful in developing and marketing products for any future technology. Failure to develop and introduce new products and product enhancements in a timely fashion could have a material adverse effect on the Company's financial condition and results of operations.

   SALES AND DISTRIBUTION RISKS. As of October 1, 1997, the Company had 50 employees in its direct sales organization and 5 employees in its marketing organization, many of whom have been employed by the Company for less than a year. In order to support sales growth, if any, the Company will need to maintain the size of its sales and marketing staff, increase the staff's productivity and continue to develop indirect distribution channels. There can be no assurance that the Company will be able to leverage successfully its sales force or that the Company's sales and marketing organization will successfully compete against the sales and marketing organizations of the Company's current and future competitors. The Company is in the early stls in North America, Europe and Southeast Asia. There can be no assurance that the Company will be able to attract third parties that will be able to market the Company's products effectively and will be qualified to provide timely and cost-effective customer support and service. The Company's distributors and resellers may carry competing product offerings. There can be no assurance that any distributor or reseller will continue to represent the Company's products. The inability to recruit and retain important sales personnel, distributors or resellers could materially adversely affect the Company's financial condition and results of operations.

   MARKETING. The Company markets its products and services through a direct sales force of approximately 50 persons operating from locations in Utah, California, Massachusetts, North Carolina, Australia and the United Kingdom. In addition, arrangements with third parties, including hardware manufacturers, software developers, resellers and authorized distributors, are becoming an increasingly important part of the Company's focus on providing solutions to its customers and expanding distribution of its products and services through indirect channels domestically and internationally. The loss of services of certain of such third-party distributors or resellers could have a material adverse effect on the business, financial condition and results of operations of the Company.

   COLLECTION OF ACCOUNTS. The Company's business of selling hardware and software products involves certain account collection risks. In the event a hardware purchaser defaults on its payment obligation, the Company would file a credit insurance claim; however, the insurer may deny coverage or otherwise fail to pay. With respect to software sales, a customer who has ordered and received software from the Company may fail to pay timely for the software, thus creating a collection problem for the Company. In addition, a distributor may default in timely payment of amounts owing to the Company.

   DEPENDENCE ON KEY PERSONNEL. The success of the Company depends, in large part, on its ability to attract and retain highly-qualified managerial, sales, marketing, technical support and product development personnel. Generally, the Company has not entered into employment agreements that require the services of its key personnel to remain with the Company for any specified period of time. The loss of the current key personnel of the Company could have a material adverse effect on the Company. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract and maintain all personnel necessary for the development and operation of its business. The loss of the services of key personnel or an inability to attract, retain and motivate qualified personnel could have a material adverse effect on the business, financial condition and results of operations of the Company.

   ACQUISITION RISKS. The Company is currently evaluating, and plans to continue to evaluate, additional opportunities for the license or acquisition of additional software products as well as the possible acquisition of, or development of strategic relations with, other companies who may have products or distribution channels that are compatible with the Company's business objectives. The Company must compete for the acquisition of attractive acquisition or strategic alliance candidates with numerous other companies, many of whom have significantly greater financial and technological resources than the Company. There can be no assurance that the Company will be able successfully to identify attractive acquisition or strategic alliance opportunities. Such acquisitions and alliances, if identified and completed, of which there can be no assurance could involve the incurrence of additional debt, amortization expenses related to goodwill and intangible assets or the dilutive issuance of equity securities, all of which could adversely affect the Company's operating results and financial condition. Accordingly, future acquisitions and alliances may have an adverse effect on the Company's operating results and financial condition, particularly in the fiscal quarters immediately following the consummation of such transactions, while the operations of the acquired or combined business are being integrated into the Company's operations. There can be no assurance that capital sought by the Company to pursue such opportunities can be obtained on terms favorable to the Company, if at all. The failure of the Company to obtain such financing could restrict its ability to pursue such business opportunities. Further, there can be no assurance that any particular acquisition or alliance will be successfully integrated into the Company's operations or will achieve profitability.

   CONCENTRATION OF SHARE OWNERSHIP. The current officers and directors of the Company own beneficially approximately 36% of the issued and outstanding shares of Common Stock. As a result, the current officers and directors of the Company possess voting power sufficient to influence significantly the affairs of the Company. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control or management of the Company. Future sales by current officers and directors of the Company of substantial amounts of Common Stock, or the potential for such sales, could adversely affect the prevailing market price for the Common Stock.

   ANTI TAKEOVER CONSIDERATIONS. The Company's Articles of Incorporation, as amended (the "Articles"), the Company's Bylaws, as amended (the "Bylaws"), the Utah Revised Business Corporation Act and the Utah Control Shares Acquisition Act each contain certain provisions that may have the effect of inhibiting a non-negotiated merger or other business combination, including without limitation provisions granting the Board of Directors of the Company authority, without further action by the Company's shareholders, to fix the rights and preferences, and issue shares, of the Company's preferred stock, par value $1.00 per share. These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Compaght otherwise receive a premium for their shares over the then-current market prices. In addition, these provisions may limit the ability of shareholders to approve transactions that they may deem to be in their best interests.

   POTENTIAL SIGNIFICANT FLUCTUATIONS IN QUARTERLY OPERATING RESULTS AND LENGTHY SALES CYCLE. The value of individual transactions as a percentage of the Company's quarterly revenues can be substantial, and particular transactions may generate a substantial portion of the operating profits for a quarter. The sales of the Company's system management products generally involve significant education of prospective customers as well as a commitment of resources by both parties. For these and other reasons, the sales cycle associated with the sales of these products is typically between six and twelve months and is subject to a number of significant risks over which the Company has little or no control. Because the Company's staffing and other operating expenses are based on anticipated revenue levels, and a high percentage of the Company's expenses are fixed, delays in the receipt of orders or payments can cause significant variations in operating results from quarter to quarter. In addition, the Company may expend significant resources pursuing potential sales that will not be consummated. The Company also may choose to reduce prices or to increase spending in response to competition or to pursue new market opportunities, which may adversely affect the Company's operating results. Accordingly, the Company believes that period-to-period comparisons of its results of operations may not be meaningful and should not be relied upon as an indication of future performance. Furthermore, there can be no assurance that the Company will be able to achieve and sustain profitability on a quarterly basis.

   POSSIBLE VOLATILITY OF STOCK PRICE. The trading price of the Common Stock could fluctuate widely in response to variations in quarterly operating results, announcements by the Company or its competitors, industry trends, general economic conditions or other events or factors. Among other factors, as described in the preceding paragraph, it is possible that in some future quarters the Company's operating results will be below the expectations of public market analysts and investors. Regardless of the general outlook for the Company's business, the announcement of quarterly operating results below analyst and investor expectations could have a material and adverse effect on the market price of the Common Stock.

   SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of Common Stock or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. As of October 1, 1997, the Company had 5,674,033 shares of Common Stock outstanding (including 280,000 Shares which represent the Company's estimate of the presently indeterminate number of shares issuable upon conversion of the Canadian Bond), of which 1,321,736 shares are eligible under applicable securities laws for immediate sale in the public market without restriction, except for any shares purchased by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act) which will be subject to the resale limitations of Rule 144 under the Securities Act ("Rule 144"). The remaining approximately 4,352,297 outstanding shares are "restricted securities," as that term is defined under Rule 144, and may be eligible for sale, subject to certain restrictions, in the open market pursuant to Rule 144.

   POTENTIAL DILUTION. It is possible that the Company may issue or sell additional shares of Common Stock in connection with future acquisitions or other operations of the Company. Depending on the consideration provided by purchasers of Common Stock in such circumstances, such sales may result in immediate and substantial dilution to the purchasers of Shares hereunder.

                              SELLING SHAREHOLDERS

   The following table sets forth, as of the date of this Prospectus, the name of each Selling Shareholder, certain beneficial ownership information with respect to the Selling Shareholders, and the number of Shares that may be sold from time to time by each Selling Shareholder pursuant to this Prospectus. There can be no assurance that any of the Shares offered hereby will be sold. The percentages set forth below have been computed based on the number of outstanding shares of Common Stock of the Company as of October 1, 1997, which was 5,674,033 shares of Common Stock, including 280,000 Shares which represent the Company's estimate of the presently indeterminate number of Shares issuable upon conversion of the Canadian Bond. Except as otherwise indicated, the Company believes the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. No Selling Shareholder is offering hereunder any shares of Common Stock issuable by the Company pursuant to warrants held by such Selling Shareholder.

   For purposes of this Prospectus, the number of Shares beneficially owned by Canadian Imperial by virtue of the Canadian Bond has been computed based on the Company's estimate of the number of shares issuable to Canadian Imperial upon conversion of the Canadian Bond, assuming conversion on November 1, 1997, at a conversion price of $3.64 per share of Common Stock, which price is less than 85% of $4.50, the closing market price of the Common Stock as of October 17, 1997. The Registration Statement includes, in accordance with Rule 416 under the Securities Act, an indeterminate number of Shares issuable upon conversion of the Canadian Bond as a result of the floating rate conversion feature
thereof.    The use  of  sucintended  and  should in  no  way  be construed  to constitute a prediction as to the future market price of the Common Stock or an indication of Canadian Imperial's intent to convert the Canadian Bond on such date.

                                                                   Shares
                                                                Beneficially
                                     Beneficial                  Owned upon
                                     Ownership                  Completion of
                                 Prior to Offering              Offering (1)

                                                      Number
                                                        of
                                  Number              Shares    Number    Perce
                                    of      Percen     being      of       nt
        Beneficial Owner          Shares     t (2)    Offered   Shares     (2)

Canadian Imperial Holdings Inc.   310,000     5.4%    280,000    30,000   *
(3) . . . . . . . . . . . . . .
American Energy Management
Profit Sharing Plan (4) . . . .    18,800      *       14,100     4,700     *
Anchor Sales Co. Profit Sharing                *
Trust(5)  . . . . . . . . . . .    20,000              15,000     5,000     *
Byron B. Barkley Pension/Profit
Sharing Trust (6) . . . . . . .     4,000      *        3,000     1,000     *
William R. Bell (7) . . . . . .    16,000      *       12,000     4,000     *
Benson Family Trust (7) . . . .    16,000      *       12,000     4,000     *
Delaware Charter Guarantee &
Trust, as Trustee for David M.
Berkowitz IRA (8) . . . . . . .     8,000     *         6,000     2,000     *
Glenn G. Bingham (8)  . . . . .     8,000     *         6,000     2,000     *
Wallace T. Boyack Pension and
Profit Sharing Trust (6)  . . .     4,000     *         3,000     1,000     *
The Robert N. Broadbent & Marie
Sue Broadbent Family Trust (8).     8,000     *         6,000     2,000     *
Robert C. Broadbent (9) . . . .    12,000     *         9,000     3,000     *
Irwin I. Bronstein (8)  . . . .     8,000     *         6,000     2,000     *
Keith A. Cannon (9) . . . . . .    12,000     *         9,000     3,000     *
Gary E. Cansler and Judy K.
Cansler, joint tenants (7)  . .    16,000     *        12,000     4,000     *
Caribou Bridge Fund, LLC (7)  .    16,000     *        12,000     4,000     *
Kevin W. Clark (8)  . . . . . .     8,000     *         6,000     2,000     *
Gene P. Clasen (10) . . . . . .    48,000     *        36,000    12,000     *
Wayne T. Clasen (11)  . . . . .    32,000     *        24,000     8,000     *
David G. Collette (6) . . . . .     4,000     *         3,000     1,000     *
Brent L. & Vicki T. Cox, joint
tenants (8) . . . . . . . . . .     8,000     *         6,000     2,000     *
Bruce Cox (8) . . . . . . . . .     8,000     *         6,000     2,000     *
Ludene F. Dallimore (8) . . . .     8,000     *         6,000     2,000     *
Lyle W. Davis IRA (6) . . . . .     4,000     *         3,000     1,000     *
Paul N. Davis (6) . . . . . . .     4,000     *         3,000     1,000     *
Steven A. Dawes (11)  . . . . .    32,000     *        24,000     8,000     *
Delta Financial Resources (12)    136,000     2.4     102,000    34,000     *
Robert P. Ellis (8) . . . . . .     8,000     *         6,000     2,000     *
J. Neal Ethridge (7)  . . . . .    16,000     *        12,000     4,000     *
Barton T. Gleave D.D.S. P.C.
PSP & MPPP (11) . . . . . . . .    32,000     *        24,000     8,000     *
Rodney S. Gleave / Kelly W.
Gleave Family Trust (11)  . . .    32,000     *        24,000     8,000     *
Kristine A. Gomichec (8)  . . .     8,000     *         6,000     2,000     *
Greenfield Financial Corp. (8)      8,000     *         6,000     2,000     *
John Hartunian (13) . . . . . .    24,000     *        18,000     6,000     *
Kenichi & Amy Inouye, joint
tenants (6) . . . . . . . . . .     4,000     *         3,000     1,000     *
Irish Shamrock Family Limited
Partnership (6) . . . . . . . .     4,000     *         3,000     1,000     *
Burke L. & Sonja H. Isaacson,
joint tenants (8) . . . . . . .     8,000     *         6,000     2,000     *
Bruce F. Jastremski (8) . . . .     8,000     *         6,000     2,000     *
Daniel E. Kern (7)  . . . . . .    16,000     *        12,000     4,000     *
Kiawah Capital Partners (7) . .    16,000     *        12,000     4,000     *
Mark H. Krysl & Linda A. Krysl,
joint tenants (6) . . . . . . .     4,000     *         3,000     1,000     *
Robert H. Latvala & Mary Jane
Latvala (8) . . . . . . . . . .     8,000     *         6,000     2,000     *
Nolan H. Leavitt (6)  . . . . .     4,000     *         3,000     1,000     *
Everen Clearing Corp.,
Custodian for Clair A. Lewis
IRA (7) . . . . . . . . . . . .    16,000     *        12,000     4,000     *
MK Resource Inc. (8)  . . . . .     8,000     *         6,000     2,000     *
M&W, Inc. (9) . . . . . . . . .    12,000     *         9,000     3,000     *
Daniel V. McLeod (8)  . . . . .     8,000     *         6,000     2,000     *
The Mart Warehousing & Storage,
Inc. (7)  . . . . . . . . . . .    16,000     *        12,000     4,000     *
James L. Mead (6) . . . . . . .     4,000     *         3,000     1,000     *
Michael T. Michelas (8) . . . .     8,000     *         6,000     2,000     *
Donald D. & Mary N. Montgomery,
joint tenants (8) . . . . . . .     8,000     *         6,000     2,000     *
Rocky Mountain Artificial Limb
& Brace, Inc. (8) . . . . . . .     8,000     *         6,000     2,000     *
James C. Ruane (7)  . . . . . .    16,000     *        12,000     4,000     *
Shoughro Family Trust (7) . . .    16,000     *        12,000     4,000     *
Darren G.D. Sivertsen & Sheri
Lei Sivertsen, joint tenants(8)     8,000     *         6,000     2,000     *
Jerry Spilsbury (11)  . . . . .    32,000     *        24,000     8,000     *
Lincoln F. Stock (8)  . . . . .     8,000     *         6,000     2,000     *
Dale Stonedahl (14) . . . . . .    10,480     *         7,860     2,620     *
Delaware Charter Guarantee &
Trust, Trustee for Max C.Tanner
Keogh (7) . . . . . . . . . . .    16,000     *        12,000     4,000     *
Mont E. Tanner (8)  . . . . . .     8,000     *         6,000     2,000     *
Clemons F. Walker (15)  . . . .    62,720     1.1      38,040    24,680     *
Ronald J. Walker (8)  . . . . .     8,000     *         6,000     2,000     *
William F. Warnick (9)  . . . .    12,000     *         9,000     3,000     *
William P. Watson, Jr. (7)  . .    16,000     *        12,000     4,000     *
Kerry Garth Weaver (6)  . . . .     4,000     *         3,000     1,000     *
John J. & Carolyn A. Witkowski
(8) . . . . . . . . . . . . . .     8,000     *         6,000     2,000     *
All Selling Shareholders as a
group (64)  . . . . . . . . . . 1,282,000   21.5    1,000,000   282,000   4.7
__________________________
     *  Represents less than one percent  of the outstanding shares of Common
        Stock.
    (1) Assuming the sale by each Selling Shareholders of all of the Shares offered hereunder by such Selling Shareholder. There can be no assurance that any of the Shares offered hereby will be sold.
    (2) The percentages set forth have been computed without taking into account any treasury shares held by the Company and, with respect to those persons holding warrants to purchase Common Stock exercisable within 60 days of October 21, 1997, the number of shares of Common Stock that would be issuable at the end of such period assuming the exercise thereof.
    (3) Includes 280,000 Shares which represent the Company's estimate of the presently indeterminate number of Shares issuable upon conversion of the Canadian Bond. Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants for the purchase of 30,000 shares of Common Stock.
    (4) Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants for the purchase of 4,700 shares of Common Stock.
    (5) Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants for the purchase of 5,000 shares of Common Stock.
    (6) Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants for the purchase of 1,000 shares of Common Stock.
    (7) Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants for the purchase of 4,000 shares of Common Stock.
    (8) Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants for the purchase of 2,000 shares of Common Stock.
    (9) Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants for the purchase of 3,000 shares of Common Stock.
   (10) Includes 24,000 Shares held by Mr. Clasen and Sherry Clasen as joint tenants. Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants, held by Mr. Clasen individually and by Mr. Clasen and Sherry Clasen as joint tenants, for the purchase of 4,000 and 8,000 shares of Common Stock, respectively.
   (11) Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants for the purchase of 8,000 shares of Common Stock.
   (12) Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable  warrants for  the purchase  of  34,000 shares  of Common
        Stock.
   (13) Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants for the purchase of 6,000 shares of Common Stock.
   (14) Numbers of shares held prior to and after Offering include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants for the purchase of 2,620 shares of Common Stock.
   (15) Includes (i) 12,000 shares held by Clemons F. Walker and Leslie A. Walker as trustees of the Clemons F. Walker Family Trust and (ii) 24,000 Shares held by the Clemons F. Walker IRA account. Numbers of shares held prior to and after Offering also include shares of Common Stock issuable by the Company pursuant to presently exercisable warrants, held by Mr. Walker individually and by the Clemons F. Walker IRA account, for the purchase of 4,680 and 8,000 shares of Common Stock, respectively. Mr. Walker is a shareholder of M&W, Inc., listed above as holding beneficially 12,000 shares of Common Stock. Mr. Walker has disclaimed beneficial ownership of such shares and, for purposes of this table, Mr. Walker is not deemed to have beneficial ownership thereof.

   PRIVATE PLACEMENT -- Except for Canadian Imperial, the Selling Shareholders acquired the Shares offered hereby in connection with the Private Placement of 720,000 Shares completed by the Company on August 27, 1997. The Company conducted the Private Placement pursuant to the terms set forth in a Private Placement Memorandum of the Company dated May 30, 1997. The Private Placement consisted of the offer and sale to such Selling Shareholders of 240,000 units (the "Units") comprised of three Shares each, together with one warrant each for the purchase of one share of Common Stock, exercisable until May 31, 1999, at an exercise price of $5.50 per share. The Units were offered on a "best efforts" basis on behalf of the Company by certain independent brokers at an offering price per Unit of $12.50. Between May 30, 1997, and August 27, 1997, the Company accepted subscriptions from the Selling Shareholders (except for Canadian Imperial) for all of the Units offered in the Private Placement. In connection with the purchase of Units by Selling Shareholders in the Private Placement, the Company executed Registration Rights Agreements entitling such Selling Shareholders to certain incidental, or "piggyback," registration rights with respect to the Shares acquired thereunder.

   CANADIAN BOND -- Pursuant to a Convertible Bond and Warrant Purchase Agreement (the "Canadian Agreement") dated as of July 8, 1997, between Canadian Imperial and the Company, Canadian Imperial acquired, for the aggregate purchase price of $1,000,000, the Canadian Bond and a warrant for the purchase of Common Stock (the "Canadian Warrant"). The Canadian Bond has an "issue price" of $1,000,000 and bears interest at the stated rate of six percent per annum. The indebtedness evidenced by the Canadian Bond is an unsecured obligation of the Company ranking pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Company may redeem the Canadian Bond at any time after September 6, 1997, in minimum integrals of $100,000 at a price equal to 115% of the unpaid principal amount to be redeemed, plus any accrued interest thereon.

   The Canadian Bond, including interest on the principal thereof, is convertible by Canadian Imperial into shares of Common Stock (the "Canadian Shares") in accordance with the conversion rate set forth in the Canadian Bond, such conversion to occur (a) at any time after October 6, 1997, in the discretion of Canadian Imperial or (b) automatically on July 8, 1999. The conversion price is equal to the lesser of (i) 85% of the average closing bid price of the Common Stock for the five trading days preceding Canadian Imperial's notice of conversion or (ii) $5.22 per share. The number of Shares being offered for resale hereunder by Canadian Imperial is based upon an estimate by the Company of the number of shares issuable upon conversion of the Canadian Bond assuming conversion of the Canadian Bond on November 1, 1997, at a conversion price of $3.64. Notwithstanding the foregoing, Canadian Imperial can convert the Canadian Bond into shares of Common Stock only to the extent that Canadian Imperial and its affiliates would not directly or indirectly own, control or have power to vote a number of shares of Common Stock after such conversion in excess of 4.9% of thedingly, due to this limitation and the variable nature of the conversion price, the actual number of shares to be offered for resale by Canadian Imperial may materially differ from the number of Shares indicated in the table above. The use of such hypothetical conversion price and date is not intended and should in no way be construed to constitute a prediction as to the future market price of the Common Stock or an indication of Canadian Imperial's intent to convert the Canadian Bond on such date.

   Pursuant to the Canadian Agreement, the Company is obligated to file, within 120 days from July 8, 1997, a registration statement covering the resale of the Canadian Shares. If such registration statement is not declared effective within such 120-day period, or if the Company fails to keep the registration statement effective for the period required by the Canadian Agreement, the Company becomes obligated to pay Canadian Imperial an amount equal to 3% of the aggregate principal amount of the Canadian Bond then outstanding for each 30-day period that the registration statement is not so declared or maintained effective. The Canadian Warrant entitles Canadian Imperial to the purchase of 30,000 shares of Common Stock for the exercise price of $5.50 per share and is exercisable until May 31, 1999. Canadian Imperial is a Delaware corporation and a wholly owned subsidiary of Canadian Imperial Bank of Commerce. This prospectus relates only to the resale by Canadian Imperial of the Canadian Shares and not to any other transaction, including without limitation the issuance by the Company of the Canadian Shares upon the conversion by Canadian Imperial of the Canadian Bond.


                                USE OF PROCEEDS

   All proceeds from any sale of the Shares offered hereby, less commissions and other customary fees and expenses, will be paid directly to the Selling Shareholders selling such Shares. The Company will not receive any proceeds from the sale of any of the Shares offered hereby.


                              PLAN OF DISTRIBUTION

   The Shares offered hereby will not be offered or sold through any underwriting syndicate, nor has the Company retained any underwriter, broker or dealer to facilitate the offer or sale of such Shares. No underwriting commissions or discounts will be paid by the Company in connection therewith. Those Selling Shareholders electing to offer or sell Shares will do so in transactions on the NASDAQ Small Cap Market, in negotiated transactions or in a combination of such methods of sale, at prices relating to the prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Company will receive no proceeds from the sale of any of the Shares.

   In  order  to  comply with  the  securities  laws  of   certain  states,  if
applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available.


                                INDEMNIFICATION

   The Company's Bylaws provide that the Company shall indemnify all directors and officers of the Company as permitted by the Utah Revised Business Corporation Act, as amended. Under such provisions, any director or officer, who in his capacity as such, is made a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification may be given a director or officer where the claim or liability arose out of that person's own negligence or willful misconduct, or if such person is ultimately adjudged in the proceeding to be liable to the Company or liable on the basis that he or she derived an improper personal benefit.

   In addition, pursuant to the Registration Rights Agreements executed by the Company and the Selling Shareholders who purchased Shares under the Private Placement, the Company has agreed to indemnify such Selling Shareholders, and such Selling Shareholders have agreed to indemnify the Company and its officers, directors and controlling persons, for certain liabilities which might arise under the Securities Act in connection with the Registration Statement. Further, pursuant to the Canadian Agreement, the Company has agreed to indemnify Canadian Imperial and its directors, officers, controlling persons and underwriters, and Canadian Imperial has agreed to indemnify the Company and its officers, directors and controlling persons, for certain liabilities which might arise under the Securities Act in connection with the Registration Statement.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 LEGAL MATTERS

   The validity of the Shares being offered hereby and certain other legal matters pertaining to the Company are being passed upon for the Company by Kimball, Parr, Waddoups, Brown & Gee, Salt Lake City, Utah.


                                    EXPERTS

   The financial statements of the Company and its subsidiaries as of March 31, 1997 and April 30, 1996 and for the eleven months ended March 31, 1997 and for the year ended April 30, 1996 have been incorporated by reference in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

     No    person   has    been
authorized  in  connection with           1,000,000 Shares
the  offering  made  hereby  to
give  any  information or  make
any     representations     not
contained  in  this  Prospectus
and,  if  given  or made,  such
information  or  representation
must  not  be  relied  upon  as             COMMON STOCK
having  been authorized  by the
Company.  This Prospectus  does
not  constitute  an  offer   to
sell or  a solicitation  of any
offer  to   buy   any  of   the
securities  offered  hereby  to
any person or by anyone  in any           _______________
jurisdiction  in  which  it  is
unlawful  to make such offer or              PROSPECTUS
solicitation.     Neither   the           _______________
delivery   of  this  Prospectus
nor  any  sale  made  hereunder
shall,        under         any
circumstances,    create     an
implication      that       the
information  contained   herein
is   correct  as  of  any  date
subsequent to the date hereof.



    _______________________



       TABLE OF CONTENTS

                           Page                 ____
Available Information .       2
Incorporation    of     Certain           October 21, 1997
Documents
  by Reference  . . . .       2
Prospectus Summary  . .       4
Risk Factors  . . . . .       5
Selling Shareholders  .       9
Use of Proceeds . . .        12
Plan of Distribution         12
Indemnification . . .        13
Legal Matters . . . .        13
Experts . . . . . . .        14




     ____________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the various expenses of the offering, sale and distribution of the Shares being registered pursuant to this registration statement (the "Registration Statement"), other than underwriting discounts and commissions. All of the expenses listed below will be borne by the Company. All of the amounts shown are estimates, except the SEC registration fees.

                                                                Amount

               SEC registration fees . . . . . . . . . . . . . $ 1,380

               Accounting fees and expenses  . . . . . . . . .   3,000

               Legal fees and expenses . . . . . . . . . . . .  15,000
               Blue sky fees and expenses  . . . . . . . . . .   1,000

               Miscellaneous expenses  . . . . . . . . . . . .   5,000
                  Total  . . . . . . . . . . . . . . . . . . . $25,380



Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Utah corporation. Reference is made to Sections 16-10a-902 through 16-10a-907 of the Utah Revised Business Corporation Act, as amended (the "Act"). Section 16-10a-902 of the Act provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnifiable Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; provided however, that, (i) indemnification in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

     Section 16-10a-903 of the Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of anProceeding, to which he was a Party because he is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim with respect to which he has been successful.

     In addition to the indemnification provisions discussed above, Section 16-10a-905 of the Act provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. Section 16-10a-904 of the Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding upon the satisfaction of certain conditions.

     Article 9 of the Company's Bylaws provides that the Company shall indemnify all directors and officers of the Company as permitted by the Act. Under such provisions, any director or officer, who in his capacity as such, is made a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification may be given a director or officer where the claim or liability arose out of that person's own negligence or willful misconduct, or if such person is ultimately adjudged in the proceeding to be liable to the Company or liable on the basis that he or she derived an improper personal benefit. The Bylaws further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Company's Articles, the Bylaws, any agreement, vote of stockholders

     In addition, pursuant to the Registration Rights Agreements executed by the Company and the Selling Shareholders who purchased Shares under the Private Placement, the Company has agreed to indemnify such Selling Shareholders, and such Selling Shareholders have agreed to indemnify the Company and its officers, directors and controlling persons, for certain liabilities which might arise under the Securities Act in connection with the Registration Statement. Further, pursuant to the Canadian Agreement, the Company has agreed to indemnify Canadian Imperial and its directors, officers, controlling persons and underwriters, and Canadian Imperial has agreed to indemnify the Company and its officers, directors and controlling persons, for certain liabilities which might arise under the Securities Act in connection with the Registration Statement.

     Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. The Company currently maintains no policy of director's and officer's insurance for the benefit of the officers and directors of the Company. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 16.  EXHIBITS.

     The following exhibits required by Item 601 of Regulation S B have been included herewith or have been filed previously with the Commission as indicated below.

                Regulation
                S-B Exhibit                                              Exhibit
                    No.     Description                                     No.

                    4.1     Articles of Incorporation of the Company, as      *
                            amended.

                    4.2     Bylaws of the Company.                            *

                    5       Legal Opinion of Kimball, Parr, Waddoups,         5
                            Brown & Gee, counsel to the Company, as to the legality of the securities offered.

                   23.1 Consent of Kimball, Parr, Waddoups, Brown & Gee (included in Exhibit 5).

                   23.2     Consent of KPMG Peat Marwick LLP, independent    23
                            public accountants.

                   24       Power of Attorney.                                *

__________________

 *   Previously filed.


Item 17. UNDERTAKINGS

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made hereunder, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (c) To include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on October 21, 1997.

                                        SENTO TECHNICAL INNOVATIONS CORPORATION



                                   By: /s/ GARY B. GODFREY
                                       --------------------
                                       Gary B. Godfrey, Chairman of the Board
                                       and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


            Signature                        Title                  Date

 /s/ GARY B. GODFREY                 Chairman of the Board     October 21, 1997
 -------------------                 and Chief Executive
 Gary B. Godfrey                     Officer (principal
                                     executive officer)

 /s/ ROBERT K. BENCH                 President, Chief          October 21, 1997
 -------------------                 Financial Officer and
 Robert K. Bench                     Director (principal
                                     accounting and
                                     financial officer)
 /s/ BRIAN W. BRAITHWAITE*           Secretary, Treasurer      October 21, 1997
 ------------------------            and Director
 Brian W. Braithwaite


 /s/ WILLIAM A. FRESH*               Director                  October 21, 1997
 --------------------
 William A. Fresh


 /s/ ENG H. LEE*                     Director                  October 21, 1997
 --------------
 Eng H. Lee


 /s/ KIETH E. SORENSON*              Director                  October 21, 1997
 ---------------------
 Kieth E. Sorenson


 /s/ SHERMAN H. SMITH*               Director                  October 21, 1997
 --------------------
 Sherman H. Smith



 * By:  /s/ ROBERT K. BENCH
        -------------------
        Robert K. Bench, Attorney-in-Fact